Exhibit 99.1

Accretive Health Reports Third Quarter 2011 Financial Results

•         PCARR, as of today, in a range of $960 million to $990 million, up 47%

•        Net services revenue of $218.9 million, up 38%

•         Non-GAAP Adjusted EBITDA of $21.7 million, up 87%

•        Non-GAAP adjusted diluted EPS of $0.11, up 83%

•         Company revises fiscal year 2011 guidance

CHICAGO, Nov 9, 2011 (BUSINESS WIRE) — Accretive Health, Inc. (NYSE:AH), a leading provider of comprehensive end-to-end healthcare revenue cycle management services and population health management services infrastructure, today announced financial results for the third quarter ended September 30, 2011.

Financial Highlights – Third Quarter 2011

•	Net services revenue increased 38% to $218.9 million from $158.4 million in third quarter of 2010.

•	Net income increased 154% to $7.3 million from $2.9 million in third quarter of 2010.

•	Net income per diluted common share increased 133% to $0.07 from $0.03 in third quarter of 2010.

•	Non-GAAP adjusted EBITDA increased 87% to $21.7 million from $11.6 million in third quarter of 2010.

•	Non-GAAP adjusted net income per diluted common share increased 83% to $0.11 from $0.06 in third quarter of 2010.

Mary Tolan, Accretive Health’s Founder and Chief Executive Officer, said, “I’m pleased to report that as of today our Projected Contracted Annual Revenue Run-Rate is in the range of $960 million to $990 million, up $313 million, or 47% year-over-year at the midpoint of the range. This is the largest absolute dollar gain in PCARR in our operating history, and underscores that demand for our services remains strong and that the investments we have made in our people and sales capabilities are yielding significant results.

“Our recently announced revenue cycle strategic collaboration with Intermountain Healthcare validates our market position as the partner of leading healthcare systems with strong track records of clinical and operational excellence. More importantly, this agreement places us at the forefront of innovation with the creation of our Center of Excellence in the West, which will serve as a training, research and development vehicle for the benefit of the industry. Finally, we expect this strategic collaboration to increase our penetration in the West, a market where we see great opportunity for future growth.

“In our Quality and Total Cost of Care business, we continue to deliver significant improvements in key operating metrics beyond our initial expectations. We are also working on intra-stay quality enhancement, which we believe has applicability to all hospitals, regardless of whether they have population health contracts. Finally, our Physician Advisory Services business continues to grow at a rapid pace as hospitals face increased regulatory pressures and intensifying recovery audits.”

Financial Review – Third Quarter 2011

Net services revenue for the third quarter of 2011 grew by 38% to $218.9 million, an increase of $60.5 million over the third quarter of 2010. The following is a breakdown of net services revenue for the third quarter of 2011:

•	Net base fee revenue was $177.3 million for the third quarter of 2011, an increase of $41.2 million over the third quarter of 2010.

•	Incentive revenue was $29.7 million during the third quarter of 2011, an increase of $10.6 million over the third quarter of 2010.

•	Other services revenue was $11.9 million for the third quarter of 2011, an increase of $8.6 million over the third quarter of 2010.

Operating margin for the third quarter of 2011 was $49.0 million, or 22.4% of net services revenue, compared with $32.2 million, or 20.3% of net services revenue, for the third quarter of 2010, an increase of 210 basis points.

Infused management and technology expense for the third quarter of 2011 was $21.3 million, or 9.7% of net services revenue, compared with $15.8 million, or 9.9% of net services revenue, for the third quarter of 2010. Selling, general and administrative expenses were $15.5 million for the third quarter of 2011, or 7.1% of net services revenue, compared with $11.9 million, or 7.5% of net services revenue, for the third quarter of 2010.

Non-GAAP adjusted EBITDA for the third quarter of 2011 was $21.7 million, or 9.9% of net services revenue, compared with $11.6 million, or 7.3% of net services revenue, for the third quarter of 2010, an increase of 260 basis points. Excluded from these results, among other things, were non-cash employee stock based compensation expenses of $7.3 million and $5.3 million, respectively. The higher non-GAAP adjusted EBITDA margin for third quarter of 2011 reflects the operating leverage inherent in the company’s business model, in which margins are expected to increase over time as customer contracts mature and as incentive revenue becomes a higher proportion of total net services revenue.

Net income for the third quarter of 2011 was $7.3 million, compared with $2.9 million in the third quarter of 2010. After adjusting for non-cash employee stock based compensation expenses on an after tax basis, non-GAAP adjusted net income for the third quarter of 2011 was $11.7 million, compared with $6.0 million in the third quarter of 2010. Non-GAAP adjusted net income per diluted common share was $0.11 for the third quarter of 2011, an increase of 83% over the adjusted net income per diluted common share of $0.06 in third quarter of 2010.

For the third quarter of 2011, operating cash flow totaled $31.1 million, compared with $9.3 million for the same period of 2010. Free cash flow, defined as operating cash flow less capital expenditures and the acquisition of software, was $28.9 million for the third quarter of 2011, compared with $4.7 million for the same period of 2010. For the nine months ended September 30, 2011, operating cash flow totaled $2.7 million, compared with $7.0 million for the same period of 2010. Free cash flow for the nine months ended September 30, 2011 totaled negative $6.4 million, compared with negative $2.7 million for the same period last year.

At September 30, 2011, Accretive Health’s total cash balance was $182.1 million, compared with $155.6 million at December 30, 2010.

Fiscal Year 2011 Outlook

Reflecting strong year-to-date contract signings, the company has increased its PCARR estimate for December 31, 2011, and now expects PCARR to be in the range of $970 million to $1 billion. This represents a year-over-year increase of 40% at the midpoint of the range, and positions the company with a strong book of business for 2012.

While the company exceeded its original goal for new business signings, several large contracts were signed later in the year than planned, resulting in lower than expected base fee revenue in 2011. As a result, the company is revising its fiscal year 2011 revenue outlook to $820 million to $835 million, which at the midpoint of the range represents growth of 36% over 2010.

The company now expects fiscal year 2011 adjusted EBITDA of $78 million to $82 million. In light of strong year-to-date signings and expansion of its pipeline, the company has and will continue to increase investments to support its growth trajectory. This includes securing new executive appointments to bring substantial new breadth and depth of talent, and expanding its industry leadership position and geographic reach through the recently announced Center of Excellence in the West.

As a result of these factors, the company expects adjusted net income per diluted common share of $0.42 to $0.44 for fiscal year 2011.

Conference Call and Webcast Details

Accretive Health’s management will host a conference call beginning at 7:30 a.m. CST on November 9, 2011 to discuss the company’s quarterly results and business outlook. To participate, please dial 888-396-2386 (617-847-8712 outside the U.S. and Canada) using conference code number 99646574, or visit the Investor Relations section of Accretive Health’s web site at www.accretivehealth.com to access the live webcast. A replay will be available for one week following the conference call at 888-286-8010 (617-801-6888 outside the U.S. and Canada) using conference code number 19189175. A replay of the conference call will also be available online at www.accretivehealth.com.

About Accretive Health

Accretive Health is a leading provider of services to healthcare providers. Our business purpose is to help U.S. hospitals, physicians and other healthcare providers more efficiently manage their revenue cycle operations and population-based health management initiatives. Our distinctive operating model that includes people, processes and sophisticated integrated technology, which we refer to as our solutions, helps our customers realize sustainable improvements in their operating margins and improve the satisfaction of their patients, physicians and staff. Our customers typically are multi-hospital systems, including faith-based or community healthcare systems, academic medical centers and independent ambulatory clinics, and their affiliated physician practice groups. Our revenue cycle solution spans our customers’ entire revenue cycle, unlike competing services that we believe address only a portion of the revenue cycle or focus solely on cost reductions. Our revenue cycle management customers have historically achieved significant improvements in cash collections measured against the contractual amount due for healthcare services, which we refer to as net revenue yield. Our population health management infrastructure spans the entire healthcare delivery continuum and enables providers to manage the health of their patient populations delivering higher quality care while reducing aggregate cost of care. For more information, please visit www.accretivehealth.com.

Safe Harbor

This press release contains forward-looking statements, including statements regarding expectations for future financial and business performance and market growth, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in our Annual Report on Form 10-K filed with the SEC on March 18, 2011, under the heading “Risk Factors”. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that the expectations underlying any of our forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, or financial condition may vary materially and adversely from those anticipated, estimated, or expected.

All forward-looking statements included in this report are expressly qualified in their entirety by the foregoing cautionary statements. We wish to caution readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the uncertainties and factors described above, as well as others that we may consider immaterial or do not anticipate at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. Our expectations reflected in our forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown uncertainties and factors, including those described above. The risks and uncertainties described above are not exclusive, and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time. We assume no, and we specifically disclaim any, obligation to update, amend, or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. We advise you, however, to consult any further disclosures we make on related subjects in our periodic reports that we file with or furnish to the U.S. Securities and Exchange Commission.

Accretive Health, Inc.

Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(In thousands, except share and per share amounts)
Net services revenue (1)	$218,893	$158,424	$566,194	$436,265
Costs of services	169,898	126,272	435,969	346,574

Operating margin	48,995	32,152	130,225	89,691
Other operating expenses:
Infused management and technology	21,285	15,760	62,027	46,817
Selling, general and administrative	15,482	11,911	42,340	29,788

Total operating expenses	36,767	27,671	104,367	76,605
Income from operations	12,228	4,481	25,858	13,086
Interest income, net	5	14	20	24

Net income before provision for income taxes	12,233	4,495	25,878	13,110
Provision for income taxes	4,963	1,637	9,895	6,020

Net income	$7,270	$2,858	$15,983	$7,090

Net income per common share
Basic	$0.07	$0.03	$0.17	$0.11
Diluted	0.07	0.03	0.16	0.08
Weighted average shares used in calculating net income per common share
Basic	97,793,262	91,062,356	96,525,150	63,600,972
Diluted	101,868,888	97,464,457	100,912,803	92,959,707

Other operating and Non-GAAP financial data

	As of September 30,
	2011	2010
Projected contracted annual revenue run rate	$854 to $874	$635 to $648

(1)	The components of net services revenue were:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(In thousands, except share and per share amounts)
Net base fees for managed service contracts	$177,274	$136,039	$468,118	$375,596
Incentive payments for managed service contracts	29,738	19,093	72,969	51,501
Other services	11,881	3,292	25,107	9,168

Net services revenue	$218,893	$158,424	$566,194	$436,265

Accretive Health, Inc.

Condensed Consolidated Balance Sheets

	September 30, 2011	December 31, 2010
	(Unaudited)
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$182,094	$155,573
Accounts receivable, net of allowance for doubtful accounts of $1,834 and $1,582 at September 30, 2011 and December 31, 2010, respectively	106,722	53,894
Prepaid taxes	15,514	11,436
Prepaid assets	2,205	1,900
Due from related party	1,291	1,283
Other current assets	2,009	1,659

Total current assets	309,835	225,745
Deferred income tax	11,405	11,405
Furniture and equipment, net	24,285	21,698
Goodwill	1,468	1,468
Other, net	512	2,303

Total assets	$347,505	$262,619

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,825	$30,073
Accrued service costs	64,404	38,649
Accrued compensation and benefits	9,991	13,331
Deferred income tax	6,016	6,016
Other accrued expenses	8,676	6,062
Deferred revenue	19,150	21,857

Total current liabilities	135,062	115,988
Non-current liabilities:
Other non-current liabilities	4,003	3,912

Total non-current liabilities	4,003	3,912

Total liabilities	$139,065	$119,900

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, no shares issued and outstanding at September 30, 2011 and December 31, 2010	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 98,196,591 shares issued and 98,181,787 shares outstanding at September 30, 2011; 94,826,509 shares issued and outstanding at December 31, 2010.	982	948
Additional paid-in capital	210,341	159,780
Non-executive employee loans for stock option exercises	—	(41)
Accumulated deficit	(1,851)	(17,834)
Cumulative translation adjustment	(653)	(134)
Treasury stock (14,804 shares of common stock held in treasury)	(379)	—

Total stockholders’ equity	208,440	142,719

Total liabilities and stockholders’ equity	$347,505	$262,619

Accretive Health, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended
	September 30,
	2011	2010
	(In thousands)
Operating activities:
Net income	$15,983	$7,090
Adjustments to reconcile net income to net cash used in operations:
Depreciation and amortization	6,276	4,399
Employee stock based compensation	18,681	10,847
Deferred income taxes	—	(2,275)
Excess tax benefits from equity-based awards	(16,874)	(1,284)
Changes in operating assets and liabilities:
Accounts receivable	(52,838)	(28,119)
Prepaid taxes	13,367	274
Prepaid and other current assets	(1,234)	(1,296)
Accounts payable	(3,198)	8,192
Accrued service costs	25,755	7,585
Accrued compensation and benefits	(3,335)	(912)
Other accrued expenses	2,677	2,286
Accrued income taxes	—	1,615
Deferred rent expense	114	1,965
Deferred revenue	(2,707)	(3,363)

Net cash provided by operating activities	2,667	7,004

Investing activities:
Purchases of furniture and equipment	(5,248)	(5,554)
Acquisition of software	(3,769)	(4,104)
Collection (issuance) of note receivable	1,650	(619)

Net cash used in investing activities	(7,367)	(10,277)

Financing activities:
Proceeds from the initial public offering, net of issuance costs	—	83,756
Liquidation preference payment	—	(866)
Proceeds from issuance of common stock from stock option exercises	15,039	171
Collection of non-executive employees’ notes receivable	41	79
Excess tax benefit from equity-based awards	16,874	1,284
Treasury stock purchases for employees’ tax withholdings	(379)	—

Net cash provided by financing activities	31,575	84,424

Effect of exchange rate changes on cash	(354)	(200)

Net increase in cash and cash equivalents	26,521	80,951
Cash and cash equivalents at beginning of period	155,573	43,659

Cash and cash equivalents at end of period	$182,094	$124,610

Explanation of Operational Metrics

We define our Projected Contracted Annual Revenue Run-Rate as the expected total net services revenue for the subsequent twelve (12) months for all healthcare providers for which we are providing services that are under contract. We believe that our Projected Contracted Annual Revenue Run-Rate is a useful method to measure our overall business volume at a point in time and changes in the volume of business over time because it eliminates the time impact associated with the signing of new contracts during a quarterly or annual period. Actual revenues may differ from the projected amounts used for purposes of calculating Projected Contracted Annual Revenue Run-Rate, because, among other factors, the scope of services provided to existing customers may change and the incentive fees we earn may be more or less than expected depending on our ability to achieve projected increases in our customers’ net revenue yield and projected reductions in total medical cost of the customers’ patient population.

We define the contracting phase of our sales process as the final stage when we have reached general agreement with the potential customer on scope, business terms and conditions under which our services will be provided and the written contract is in the process of being negotiated and finalized for execution.

Explanation and Use of Non-GAAP Financial Measures

To provide investors with greater insight and a better understanding of how our management and board of directors analyze our financial performance and make operational decisions, we supplement our consolidated financial statements that are presented on a GAAP basis in this press release with the following non-GAAP financial measures: adjusted EBITDA, adjusted net income, and adjusted net income per diluted common share.

These non-GAAP financial measures should not be considered in isolation; they are in addition to, and are not a substitution, for financial performance measures under GAAP. These non-GAAP financial measures may be different from non-GAAP measures used by other companies. Further, we may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations since they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

We define non-GAAP adjusted EBITDA as net income (loss) before net interest income (expense), income tax expense (benefit), depreciation and amortization expense and share based compensation expense. We define non-GAAP adjusted net income as net income (loss) before share based compensation expense, net of the estimated tax impact of such expense. We define non-GAAP adjusted net income per diluted common share as non-GAAP adjusted net income applicable to common shareholders divided by the weighted average fully diluted common shares outstanding during the period as computed in accordance with GAAP.

We use non-GAAP adjusted EBITDA:

•	as a measure of operating performance, because it does not include the impact of items that we do not consider indicative of our core operating performance;

•	for planning purposes, including the preparation of our annual operating budget;

•	to allocate resources to enhance the financial performance of our business;

•	to evaluate the effectiveness of our business strategies; and

•	in communications with our board of directors and investors concerning our financial performance.

We believe that non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted net income per diluted common share are useful to investors in evaluating our operating performance for the following reasons:

•

these and similar non-GAAP measures are widely used by investors to measure a company’s operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired;

•	securities analysts often use these and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and

•

by comparing our non-GAAP adjusted EBITDA in different historical periods, our investors can evaluate our operating results without the additional variations of interest income (expense), income tax expense (benefit), depreciation and amortization expense and share-based compensation expense.

We understand that, although measures similar to non-GAAP adjusted EBITDA and non-GAAP adjusted net income are frequently used by investors and securities analysts in their evaluation of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Some of the limitations of these specific non-GAAP financial measures are:

•	non-GAAP adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or other contractual commitments;

•	non-GAAP adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	non-GAAP adjusted EBITDA and non-GAAP adjusted net income do not reflect share-based compensation expense;

•	non-GAAP adjusted EBITDA does not reflect cash requirements for income taxes; and

•	non-GAAP adjusted EBITDA does not reflect net interest income (expense).

Non-GAAP Adjusted EBITDA

The following table presents a reconciliation of non-GAAP adjusted EBITDA to net income, the most comparable GAAP measure (unaudited; in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income	$7,270	$2,858	$15,983	$7,090
Net interest income (a)	(5)	(14)	(20)	(24)
Provision for income taxes	4,963	1,637	9,895	6,020
Depreciation and amortization expense	2,162	1,837	6,276	4,399

EBITDA	$14,390	$6,318	$32,134	$17,485
Stock compensation expense (b)	7,343	5,305	18,681	10,847

Non-GAAP Adjusted EBITDA	$21,733	$11,623	$50,815	$28,332

(a)	Net interest income represents earnings from our cash and cash equivalents. No debt or other interest-bearing obligations were outstanding during any of the periods presented.
(b)	Stock compensation expense represents the share-based compensation expense reflected in our financial statements.

Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Net Income per Diluted Common Share

The following table presents a reconciliation of non-GAAP adjusted net income to net income, the most comparable GAAP measure, details how we calculate non-GAAP adjusted net income per diluted common share, and reconciles non-GAAP adjusted net income per diluted common share to fully diluted earnings per common share, the most comparable GAAP measure (unaudited; in thousands, except share and per share amounts):

	$000,000,000	$000,000,000	$000,000,000	$000,000,000
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Non-GAAP Adjusted Net Income
GAAP net income per common share	$7,270	$2,858	$15,983	$7,090
Add: Stock compensation expense (a)	7,343	5,305	18,681	10,847
Less: Tax impact of stock compensation expense (b)	2,937	2,122	7,472	4,339

Adjusted net income	$11,676	$6,041	$27,192	$13,598

Weighted average common shares, diluted	101,868,888	97,464,457	100,912,803	92,959,707

Non-GAAP adjusted net income per diluted common share	$0.11	$0.06	$0.27	$0.15

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Non-GAAP Adjusted Net Income per Diluted Share
GAAP fully diluted earnings per common share	$0.07	$0.03	$0.16	$0.08
Add: Stock compensation expense (a)	0.07	0.05	0.19	0.12
Less: Tax impact of stock compensation expense (b)	0.03	0.02	0.08	0.05

Non GAAP adjusted net income per diluted share	$0.11	$0.06	$0.27	$0.15

(a)	Stock compensation expense represents the share-based compensation expense reflected in our financial statements.
(b)	Tax impact calculated using a tax rate of 40% which excludes the impact of state taxes on gross receipts.

Contact:

Accretive Health, Inc.

Francesca Luthi, 312-255-7794

Senior Vice President, Corporate Communications

investorrelations@accretivehealth.com